UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

THE CLOROX COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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IMPORTANT ANNUAL SHAREHOLDERS MEETING INFORMATION

IMPORTANT ANNUAL STOCKHOLDERS MEETING INFORMATION — YOUR VOTE COUNTS!	Vote by Internet ●Go to www.envisionreports.com/CLX ●Or scan the QR code with your smartphone ●Follow the steps outlined on the secure website

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for
The Clorox Company Stockholders Meeting to be Held on November 15, 2017

This notice is to advise you that the proxy materials for the annual stockholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The notice of annual meeting, proxy statement and integrated annual report — executive summary are available at:

www.envisionreports.com/CLX

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/CLX to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before November 1, 2017 to facilitate timely delivery.

Stockholder Meeting Notice

The Clorox Company’s Annual Meeting of Stockholders will be held on November 15, 2017 at the Company’s Durham, NC, offices, 210 W. Pettigrew Street, Durham, NC 27701, at 8:00 a.m. Eastern time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the election of each of the following director nominees:

1.	Election of Directors:	01 - Amy Banse, 02 - Richard H. Carmona, 03 - Benno Dorer, 04 - Spencer C. Fleischer,
05 - Esther Lee, 06 - A.D. David Mackay, 07 - Robert W. Matschullat, 08 - Jeffrey Noddle,
09 - Pamela Thomas-Graham,  10 - Carolyn M. Ticknor, 11 - Russell Weiner,
12 - Christopher J. Williams

The Board of Directors recommends that you vote FOR the following proposal:

2.	Advisory Vote to Approve Executive Compensation.

The Board of Directors recommends that you vote ONE YEAR for the following proposal:

3.	Advisory Vote on the Frequency of future Advisory Votes on Executive Compensation.

The Board of Directors recommends that you vote FOR the following proposal:

4.	Ratification of Independent Registered Public Accounting Firm.

The Board of Directors recommends that you vote FOR the following proposal:

5.	Approval of the Material Terms of the Performance Goals under the Company’s 2005 Stock Incentive Plan.

The Board of Directors recommends that you vote FOR the following proposal:

6.	Approval of the Company’s Equity Award Policy for Non-Employee Directors.

The Board of Directors recommends that you vote AGAINST the following proposal:

7.	Stockholder Proposal to amend Proxy Access Bylaws.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or by telephone, by following the instructions at www.envisionreports.com/CLX, or by mail, by requesting a paper copy of the proxy materials, which include a proxy card. If you wish to attend and vote at the meeting, please review the “Attending the Annual Meeting” section in the proxy materials.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.
PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

→	Internet – Go to www.envisionreports.com/CLX. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send an email to investorvote@computershare.com with “Proxy Materials: The Clorox Company” in the subject line. Include in the message your full name and address, plus the three sets of numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by November 1, 2017.